AGREEMENT
                    NEW ENGLAND BUSINESS SERVICE, INC.
                                   AND
                           APPLETON PAPERS INC.

This agreement, entered into this nineteenth day of September, 1995 by Appleton Papers Inc., 825 East Wisconsin Ave., Appleton, Wisconsin, and New England Business Service Inc., 500 Main Street, Groton, Massachusetts, constitutes acceptance of Appleton Papers Inc. pricing proposal contained in Appendix A of this agreement and other agreement terms as follows:

A. TERM OF AGREEMENT
   -----------------
This agreement will commence on July 1, 1995 and continue until June 30, 1998. Prior to March 1, 1998, it may be mutually reviewed for renewal, modification or cancellation. If either party elects to cancel this agreement on or after June 30, 1998, the party electing to cancel agrees to provide written notice of intent to cancel to the other party 90 days in advance of cancellation date. This agreement may extend at will beyond June 30, 1998, upon the consent of both parties and subject to the 90 day cancellation provision.

B. VOLUME
   ------
NEBS agrees to purchase and Appleton agrees to provide under the terms of this agreement 100% of carbonless roll products as are offered by Appleton and required by NEBS production facilities in the USA and Canada. NEBS and Appleton agree to negotiate in good faith the terms and conditions for sale and purchase of other Appleton products not specified in this agreement.

C. PRICE COMPETITIVENESS
   ---------------------
Appleton agrees to remain competitive with market conditions within the industry.

Appleton warrants that prices, allowances and other terms and conditions are as favorable as any offered by Appleton to any other customer of the same or substantially similar volume and type of business.

If more favorable prices, allowances or other terms and conditions are hereafter offered by Appleton to any other such customer during the duration of this agreement, Appleton shall immediately notify NEBS and such prices, allowances and other terms and conditions shall apply to such portion of this agreement as may remain on the date such changes become effective. Should any other manufacturer of carbonless paper offer to NEBS a lower net price on any carbonless product frequently purchased by NEBS which is the same or essentially similar to an Appleton product covered by this agreement, NEBS may, at its option, provide full and complete details of such offer in writing to Appleton and request that Appleton meet such offer. If Appleton declines to meet such offer, NEBS reserves the right to procure whichever portion of their requirements are offered at the lower price from that other supplier.

D. PRICING
  --------
Pricing details are outlined on Schedule A (attached), which schedule is a part of this agreement.

NEBS agrees to specify NCR Paper* Brand of Carbonless Paper for all carbonless forms purchased by NEBS from outside suppliers to NEBS. [


                    confidential treatment has been requested



]

In the event of an Appleton price list increase, Appleton will hold prices in effect immediately prior to such increase for a period of [confidential treatment has been requested] days from the effective date of the increase.

The price list increase announced by Appleton for implementation in the general market on July 3, 1995, will be implemented for NEBS on January 1, 1996.

Should it become necessary for Appleton to increase prices during the term of this agreement, NEBS will accept such increases at the rate of [confidential treatment has been requested] of the amount announced to the market. There would be a maximum of [confidential treatment has been requested] during the three year duration of the contract.

E. SERVICE
   -------
Appleton will maintain a stocking program for NEBS. The terms of such stocking program will be negotiated in good faith, and from time to time, by NEBS and Appleton.

In the event of a strike or natural disaster which causes interruption of production at one of Appleton's locations, Appleton agrees to continue to supply NEBS' requirements from it's other locations.

Appleton recognizes the importance of timely deliveries of product to NEBS and it shall be incumbent upon Appleton to advise NEBS of any unreasonable delay in the delivery of product.

F. OUALITY
   -------
Appleton will provide carbonless paper which meets NEBS' exacting needs for market acceptance and production efficiency.

In the event that a product commonly purchased by NEBS and commonly produced by Appleton does not, or during the term of this agreement should not, meet NEBS' need for market acceptance or production efficiency; Appleton agrees to make every reasonable and expeditious effort to provide product which does meet such needs by changing product configuration, providing product from an alternative Appleton mill or by substituting another Appleton product which is acceptable to NEBS.

G. COMMUNICATION AND REDRESS
   -------------------------
In the event that Appleton fails to meet agreed upon levels of service or quality, NEBS agrees to communicate any such failure to Appleton. Appleton recognizes that timing is very important and agrees to make every reasonable and expeditious effort to eliminate the cause or causes of such failure.

If Appleton is unable to meet NEBS' immediate needs because of such failure, NEBS, upon written notification to Appleton, retains the right to procure its immediate needs from another source, and Appleton agrees to assume any reasonable price differences incurred by NEBS to procure such emergency needs for a product which is the same or essentially similar.

If, after a reasonable time, Appleton has been unable to eliminate the cause or causes of such failure; either party may, as a last resort, cancel this agreement in its entirety with a 90 day written notice to the other party.

H. BENEFICIAL INTENT
   -----------------
It is agreed by each party that it enters this agreement intent upon a partnership which is protective of and beneficial to the interests of both parties. In the event that disagreements between the parties should arise during the term of this agreement, each party agrees to consider the reasonable positions taken by the other and to attempt to negotiate in good faith a solution equitable and beneficial to each.

I. CONFIDENTIALITY
   ---------------
It is agreed by both NEBS and Appleton that all prices, terms and conditions contained in this agreement will be held confidential by both parties, and will not be divulged to any persons who are not employees of either company. It is further agreed that such prices, terms and conditions will be divulged only to those employees of either company whose day to day functions require a need to know.


by /s/ John Depies                Date  9/19/95
   ------------------------------     -------------
    John Depies, Appleton Papers Inc.

by /s/ Edward M. Bolesky          Date  9/19/95
   -------------------------------    -------------
    Edward M. Bolesky, New England Business Service, Inc.



Appendix A

NEW ENGLAND BUSINESS SERVICE

                                                                   Printer
                     BLUE/BLACK                                    Net Price
GRADE                PRINT         DESCRIPTION                     Per CWT
-------------------  -----------   ----------------------------    ---------
SUPERIOR
CB                   BLUE PRINT    CB 16# White                     [
                                   CB 21# White
                     BLACK PRINT   CB 16# White                      conf-
                                   CB 21# White                    idential
CF                                 CF 15# Colors (Grn/Blue/Gold)
SPECIALTIES
CB                   BLUE PRINT    CB 26# White MICR               treatment
                     BLACK PRINT   CB 15# Colors
                                   CB 26# White MICR
SPECIALTIES
CF                                 CF 27# Cl S Ledger White           has
                                   CF 27# ClS Ledger Buff
                                   CF 105# Tag White, Manila
SPRINT
CB                   BLUE PRINT    CB 15.0# White                    been
                     BLACK PRINT   CB 15.0# White
CFB                  BLUE PRINT    CFB 14.5# White
                                   CFB 14.5# Canary, Pink          requested
                     BLACK PRINT   CFB 14.5# White
                                   CFB 14.5# Canary, Pink
CF                                 CF 15# White
                                   CF 15# Canary, Pink
RECOVER
CB                   BLACK PRINT   CB 15.0# White
                                   CB 26# White MICR Recover
CFB                  BLACK PRINT   CFB 14.5# White
                                   CFB 14.5# Canary, Pink
                                   CFB 14.5# Goldenrod
CF                                 CF 15# White
                                   CF 15# Canary, Pink
                                   CF 15# Goldenrod                      ]

Appendix B

[confidential treatment has been requested]



GRADE       PRINT      DESCRIPTION                  [confidential treatment
                                                      has been requested]
            COLOR                                    AMOUNT      AMOUNT
                                                     7/3/95-     1/1/96
                                                    12/31/95
--------    --------   --------------------------   --------     ------

SUPERIOR    Blue       CB 16# White                 [
                       CB 21# White                    confidential
            Black      CB 16# White
                       CB 21# White
            Blue       CFB 14# White                    treatment
                       CFB 14# Colors
            Black      CFB 14# White                     has been
                       CFB 14# Colors
            CF         CF 15# Colors (Gold, Green,	       requested
                              Blue)
SPECIALTIES Blue       CB 26# White MICR
            Black      CB 15# Colors
                       CB 26# White MICR
            CF         CF 27# Ledger White
                       CF 27# Ledger Buff
                       CF 105# Tag Manila
SPRINT      Blue       CB 15# White
            Black      CB 15# White
            Blue       CFB 14.5# White
                       CFB 14.5# Canarv, Pink
            Black      CFB 14.5# White
                       CFB 14.5# Canarv, Pink
            CF         CF 15# White
                       CF 15# Canarv, Pink                             ]

APPLETON PAPERS INC.
825 E. WISCONSIN AVENUE
P.O. BOX 359
APPLETON, WI 54912-0359
414-73 4.9841
                            Agreement Extension
                       New England Business Service
                                    And
                           Appleton Papers Inc.

The current agreement existing between New England Business Service and Appleton Papers Inc. (July 1, 1995 through June 30, 1998) is amended and extended as follows:

1. The current agreement is extended for two years, now to expire on June 30, 2000.

2. The Appleton price increase of June 30, 1997 will be limited in its extent to NEBS to [confidential treatment has been requested] of the announced amount of the increase. This will be the only price increase during the fiscal year July 1, 1997 through June 30, 1998.

3. Appleton will limit the number of price increases to NEBS to no more than [confidential treatment has been requested] market increase in each of the two fiscal years during the period July 1, 1998 through June 3O, 2000.

4. Any price increases during the period of this agreement beyond the increase of June 30, 1997 will be limited in their extent to NEBS to [confidential treatment has been requested] of the announced amount of such increases.

5. In the event that an opportunity should arise affording significant additional carbonless tonnage to Appleton from NEBS, Appleton agrees to review the terms of this agreement with NEBS.

6. All other terms and conditions of the original agreement remain unchanged.

7. This amendment is in response to competitive conditions based upon customer representation and Appleton Papers market analysis.

by /s/ John Depies                Date  8/19/97
   ------------------------------     -------------
    John Depies, Sales Director Carbonless Rolls, Appleton Papers Inc.

by /s/ Steven G. Schlerf          Date  8/26/97
   -------------------------------    -------------
    Steven G. Schlerf, Vice President Manufacturing and Technical
    Operations, NEBS